EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of August 6, 2008, by and between China Bio-Immunity Corp., a Nevada corporation (“Company”), and Chipin Tuan (“Executive”).

RECITALS

WHEREAS, the Company desires to employ Chipin Tuan as the Vice President of Business Development Corporate Secretary of the Corporation;

WHEREAS, the parties desire and agree to enter into this Agreement with Executive setting forth the terms and conditions upon which Executive shall serve as Corporate Secretary of the Company and as a director of the Company; and

WHEREAS, the Board has approved the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Employment.

(a)

Position.  The Company hereby agrees to employ the Executive to serve in the role of CFO.  The Executive accepts such employment upon the terms and conditions hereinafter set forth, and further agrees to perform to the best of his ability the duties associated with such position as determined by the Company’s Board of Directors (the “Board”), in its sole discretion.

(b)

Board Seat.

During Executive’s employment hereunder it is expected and anticipated that he will serve as a member of the Board.

(c)

Devotion to Duties.  While the Executive is employed hereunder, he will use his best efforts, skills and abilities to perform faithfully all duties assigned to him pursuant to this Agreement and will devote his full business time and energies to the business and affairs of the Company.

1.

Board and Committee Meeting

(1)

Be responsible for the smooth operation of corporate meetings requires planning and attention to detail, ranging from assuring that agendas are logically ordered and not overcrowded for the time available, to knowing how to find directors and committee members on short notice when special meetings are needed.

(2)

Determine the agenda of meetings, especially in alerting the Chief Executive Officer, or board and committee chairmen, to topics which should be brought to the attention of the board or committee.

(3)

Drafts and distributes minutes of board and committee meetings.

2.

Annual Meeting of Shareholders

(1)

Preparation and distribution of the proxy statement and notice of meeting (as well as preparation of the directors' and officers' questionnaires needed to prepare the proxy statement) and annual report.

China Bio-Immunity Corporation - Employment Agreement

(2)

Negotiations with shareholders regarding shareholder proposals. These negotiations involve meetings with proponents, discussions with management and the board, and working with the Securities and Exchange Commission through the "no-action" process.

(3)

Works closely with the Chairman and senior management, as well as with the Chairman's speech writer, in preparing the script and agenda for the annual meeting. Help directors and management prepare to respond to shareholder questions at the meeting by creating briefing materials and alerting directors and management to critical issues.

3.

Corporate Records

(1)

know what documents and records need to be created and what necessary matters they should contain.

(2)

With respect to record maintenance, the Corporate Secretary must assure not only that records are filed and protected and, where applicable, indexed and kept up-to-date, but also that they are accessible.

(3)

Execute a significant number of documents on behalf of the corporation, and may have liability for the matters contained therein.

(4)

Also be Secretary to the corporation's subsidiaries, and be responsible for their corporate records.

4.

Stock Transfer

(1)

Maintain shareholder records, and providing for the transfer or replacement of stock certificates

5.

Securities Markets

(1)

Serve as the corporate liaison with the various securities markets on which the company's shares are listed. Be responsible for assuring corporate compliance with stock market requirements.

(2)

Be involved in preparing listing or other market agreements, notices, and other documents and reports which the corporation must send to various securities exchanges or markets.

6.

Directors, Officers, and Shareholders

(1)

Help orient new directors to the corporation and the board

(2)

Advise and keep directors informed of corporate and legal responsibilities;

(3)

Assist with compliance issues;

(4)

Coordinate and organize the flow of information to directors;

(5)

Obtain from directors information needed for legal and regulatory compliance;

(6)

Assist directors with travel arrangements to and from meetings;

(7)

Advise management on director compensation;

(8)

Advise the Chairman of the Board on committee assignments for directors;

(9)

Keep management informed of director views and preferences;

(10)

Provide resources for and coordinate board evaluations;

(11)

Assist the Chairman on the selection of new directors;

(12)

Advise management and directors on potential director interlock issues.

7.

Officers

China Bio-Immunity Corporation - Employment Agreement

(1)

Advise and keep senior officers informed of corporate legal responsibilities;

(2)

Assist with compliance issues;

(3)

Obtain information needed for legal and regulatory compliance;

(4)

Assist with travel arrangements to and from corporate meetings;

(5)

Advise the Chairman or Chief Executive Officer on management committee assignments for officers;

(6)

Keep the Chairman or Chief Executive Officer informed of senior officer views and preferences;

(7)

Alert senior officers to matters which should be brought to the attention of other officers or the board or board committees;

(8)

Provide advice and counsel to officers preparing presentations and memoranda to be presented to the board or committees.

(9)

Administer the corporation's stock option and other compensation programs for executives.

8.

Shareholders

(1)

Respond to shareholder inquiries;

(2)

Direct or assist in preparing and distributing reports and other materials and shareholder communications

(3)

Maintain statistical information on the shareholder base;

(4)

Develop programs for large individual or institutional shareholders

(5)

Alert the board and senior management to shareholder concerns.

9.

Compliance

(1)

Be responsible for or play a major role in preparing and filing registration statements and reports to the Securities and Exchange Commission, insider trading reports, filings and amendments of state corporate documents, documents related to qualifications to do business, and other regulatory or legal filings.

(2)

Prepare corporate communications on matters of significance to the corporation, including essential disclosures.

(3)

Be responsible for pre-clearing purchases and sales of the corporation's securities by directors and officers.

(4)

Administer their corporation's code of corporate conduct and develop and administer other corporate-wide policies and policy manuals.

 (d)

Administrative Activities.  The Executive’s administrative activities will at all times be subject to the relevant provisions of the policies and the bylaws, rules and regulations of the Company.  The Executive will at all times render his administrative services in a competent and professional manner, consistent with the standards of the Company and in compliance with all applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Executive.

2.

Compensation.

(a)

Base Salary.  While Executive is employed hereunder, the Company will pay him a base salary at the annual rate of ninety six thousand dollars ($96,000) (the “Base Salary”).  The Base Salary will be payable in substantially equal periodic installments in accordance with the Company’s payroll practices as in effect from time to time.  The Company will deduct from each such installment all amounts required to be

China Bio-Immunity Corporation - Employment Agreement

deducted or withheld under applicable law or under any employee benefit plan in which the Executive participates.  The Executive understands and acknowledges that the annualized amount of the Base Salary is set forth as a matter of convenience and does not constitute nor will be deemed to constitute an agreement by the Company to employ the Executive for any specific period of time.

(b)

Performance Bonus.  The Executive shall be eligible to receive a discretionary annual bonus (the “Performance Bonus”) of up to thirty thousand dollars ($30,000) at the conclusion of each year of employment with the Company. The amount and award of the Performance Bonus shall be at the discretion of the Board (or any committee established by the Board to determine executive compensation), and shall be based in part on the attainment of individual and Company-wide performance goals established by the Board (or any applicable committee).  The Performance Bonus shall be paid during the quarter immediately following the anniversary date of the Executive’s commencement of employment.

(c)

Options.  The Company shall grant Executive an option to purchase shares of Common Stock of the Company (the “Options”) pursuant to an Equity Incentive Plan to be adopted by the Company.

 (d)

Vacation.  The Executive will be eligible to accrue and use up to 14 days (2 weeks) of paid vacation in each calendar year of his employment hereunder, in accordance with the Company’s policies for its senior executives as in effect from time to time.  All vacation days will be taken at times mutually agreed by the Executive and the Company and will be subject to the business needs of the Company.  No accrued unused vacation may be carried over from year to year.

(e)

Fringe Benefits.  The Executive will be entitled to participate in employee benefit plans that the Company provides or may establish for the benefit of its executives generally (for example, life and disability insurance, health, pension, retirement (401K), and accident plans) (collectively, the “Fringe Benefits”).  The Executive’s eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits.  Nothing contained herein will require the Company to establish or maintain any Fringe Benefits.  The Company reserves the right, in its discretion, to amend or terminate such Fringe Benefits.

(f)

Reimbursement of Expenses.  Upon presentation of documentation of such expenses reasonably satisfactory to the Company, the Company will reimburse the Executive for all ordinary and reasonable out-of-pocket business expenses that are reasonably incurred by the Executive in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time.  In order to receive reimbursement, the Executive must present documentation of the expenses within a reasonable time period after incurring such expenses.

(g)

Withholdings.  The Company will make all applicable federal, state, local and other employment-related deductions and withholdings from any compensation described in this Agreement subject to such deductions and withholdings.

3.

Termination / Termination Payments.

(a)

Termination Date.  This Agreement will continue in full force and effect until either the Company or the Executive terminates it in accordance with the provisions herein.  Termination will be effective on the date specified in the notice of termination provided by the party terminating the employment relationship according to this Agreement (the “Termination Date”).

(b)

Incapacity. The Company may, upon notice to the Executive, terminate the Executive’s employment in the event that the Executive becomes incapacitated during his employment through any

China Bio-Immunity Corporation - Employment Agreement

illness, injury, accident, or condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions and services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve (12) month period.  Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 3(b).  Upon termination due to the Executive’s incapacity as described above, the Company will pay to the Executive only: (i) that portion of the Executive’s Base Salary that has accrued prior to the Termination Date and has not yet been paid; (ii) an amount equal to the value of the Executive’s accrued unused vacation days; and (iii) any reimbursements for expenses properly incurred by the Executive on behalf of the Company prior to the Termination Date and properly documented in accordance with Section 2(g) above (together, the “Accrued Obligations”).

(c)

Termination For Cause.  The Company may terminate the Executive’s employment for “Cause” (as defined below) immediately upon notice to the Executive.  In the event the Executive’s employment hereunder is terminated for “Cause” (as defined below), the Company will pay to the Executive only the Accrued Obligations.

(d)

Termination Without Cause [or For Good Reason].  In the event the Company terminates the Executive’s employment hereunder without “Cause” (as defined below) [or the Executive terminates his employment hereunder for “Good Reason” (as defined below)], and provided that the Executive executes and does not revoke a full release of claims in a form and of a scope reasonably acceptable to the Company, and does not breach any provision of this Agreement, the Company shall provide the Executive with the following:

(i)

continued payment of Executive’s Base Salary then in effect as of the Termination Date (the “Severance”) to be paid in accordance with the Company’s regular payroll practices.  The amount of Severance that the Executive is eligible to receive under this section shall be as follows:

(A)

If the Executive’s employment is terminated prior to the first anniversary following the date of execution of this Agreement, he shall be eligible to receive three (3) months Severance; or

(B)

If the Executive’s employment is terminated one (1) full year after the date of execution of this Agreement, he shall be eligible to receive six (6) months Severance.

(ii)

the Accrued Obligations.

(e)

Termination by the Executive.  The Executive may terminate this Agreement for any reason upon sixty (60) days written notice to the Company and the Company will pay the Executive only the Accrued Obligations.

 (f)

Definitions.  For purposes of this Agreement:

(i)

“Cause” will mean (A) the Executive’s material breach of this Agreement or any other invention assignment or confidentiality agreement with the Company; (B) the Executive’s failure, refusal or neglect to faithfully and diligently perform and discharge his duties and responsibilities of Executive’s employment by the Company; (C) the Executive’s failure or refusal to comply with lawful policies, standards or regulations of the Company; (D) the Executive’s conviction of or entry of a plea of nolo contrende to any felony under the laws of the court in which final disposition of the criminal charge is entered; (E) the Executive’s breach of fiduciary trust or duty to the Company, or any other conduct that is harmful to the business or affairs of the Company and that adversely affects the operations and/or

China Bio-Immunity Corporation - Employment Agreement

reputation of the Company.  Whether “Cause” exists for the Executive’s termination will be determined solely within the discretion of the Board, using its reasonable judgment.

(ii)

“Good Reason” will mean (A) a material and adverse change in the Executive’s duties; (B) a material diminution of the Executive’s Base Salary (other than on a non-discriminatory basis in connection with a general decrease in the salary of all executive officers of the Company).

4.

Confidential Information.

The Executive recognizes and acknowledges that the Executive will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive will not during the Term of this Agreement, or at any time following termination of this Agreement, disclose or permit to be known to any other person or entity (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder), or use for the Executive's own improper benefit or gain, any Confidential Information of the Company. The term "Confidential Information" includes, without limitation, information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements, personnel policies, the substance of agreements with customers, commercial contracts, suppliers and others, marketing arrangements, and customer lists and information relating to business operations and strategic plans of third parties with which the Company has or may be assessing commercial arrangements, any of which information is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). Therefore, the Executive will not, without the prior written consent of the Company's Board of Directors, disclose such Confidential Information or use the same, provided, however, that in the course of the Executive's services to the Company, the Executive may disclose such Confidential Information as the Executive deems necessary to carry out the Executive's duties to the Company. This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive, regardless of whether the Executive continues to be employed by the Company. It is further agreed and understood by and between the parties to this Agreement that all information and records relating to the Company, as hereinabove described, shall be the exclusive property of the Company and, upon termination of the Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in the Executive's possession or control shall be returned to and left with the Company.

5.

Non-Disparagement.

(a)

The Executive hereby agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not make any statement that is professionally or personally disparaging about, or adverse to, the interests of the Company, any of its officers, directors, shareholders or employees including, but not limited to, any statement that disparages any person, product, service, finances, financial condition, capabilities or other aspect of the business of the Company or any of its officers, directors, shareholders or employees.  The Executive further agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Executive will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

(b)

The Company hereby agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Company’s officers and directors will not make any

China Bio-Immunity Corporation - Employment Agreement

statements that are professionally or personally disparaging about, or adverse to, the interests of the Executive including, but not limited to, any statement that disparages the Executive’s personal or professional interests or reputation.  The Company further agrees that during the course of the Executive’s employment with the Company and at all times thereafter, the Company’s officers and directors will not engage in any conduct that is intended to or has the result of inflicting harm upon the professional or personal reputation of the Executive.

6.

Records.

Upon termination of the Executive’s employment hereunder for any reason or for no reason and at any other time requested by the Company, the Executive will deliver to the Company any property of the Company that may be in his possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

7.

Representations.

The Executive hereby represents and warrants to the Company that he understands this Agreement, that he enters into this Agreement voluntarily and that his employment under this Agreement will not conflict with any legal duty owed by him to any other party, or with any agreement to which the Executive is a party or by which he is bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement.  The Executive will indemnify and hold harmless the Company and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

8.

General.

(a)

Notices.  All notices, requests, consents and other communications hereunder that are required to be provided, or that the sender elects to provide, in writing, will be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder:

To Executive:

Chipin Tuan

No. 36 ShengMing 2nd Road

DD port, Dalian

PRC, 116620

To Company:

China Bio-Immunity Corporation

No. 36 ShengMing 2nd Road

DD port, Dalian

PRC, 116620

With a copy (not constituting notice) in the case of communications to Company to:

Frascona, Joiner, Goodman & Greenstein

4750 Table Mesa Drive

Boulder, Colorado 80305

Attn: Gary S. Joiner

China Bio-Immunity Corporation - Employment Agreement

Facsimile No: (303) 494-6309

Notices will be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.  All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

(b)

Entire Agreement. This Agreement, along with any agreements referenced herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c)

Modifications and Amendments.  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d)

Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

(e)

Assignment.  The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any affiliates or successors in interest.  The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

(f)

Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement will be construed to create any rights or obligations except for the Executive’s obligations to the Company as set forth herein, and no person or entity (except for a Company affiliate or successor in interest, as set forth herein) will be regarded as a third-party beneficiary of this Agreement.

(g)

Seal and Governing Law.  This Agreement shall take effect as an instrument under seal, and the Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the State of Nevada, without giving effect to the conflict of law principles thereof.

(h)

Jurisdiction, Venue and Service of Process.  Any legal action or proceeding with respect to this Agreement will be brought in the courts of the State of Nevada or of the United States of America for the State of Nevada.  By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

(i)

WAIVER OF JURY TRIAL.  ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE

China Bio-Immunity Corporation - Employment Agreement

RESOLVED BY A JUDGE ALONE AND EACH OF THE EXECUTIVE AND THE COMPANY WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

 (j)

Severability.  The parties intend this Agreement to be enforced as written.  However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect or scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect or scope of such provision, and/or to delete specific words and phrases (“blue-penciling”), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

(k)

Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(l)

Injunctive Relief.  The Executive hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in Section 4 of this Agreement will result in substantial, continuing and irreparable injury to the Company.  Therefore, in addition to any other remedy that may be available to the Company, the Company will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 4 of this Agreement.

(m)

No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n)

Tax Consequences.  The Company makes no guarantee of any tax consequences.

(o)

Counterparts.  This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[signature page to follow]

China Bio-Immunity Corporation - Employment Agreement

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CHINA BIO-IMMUNITY CORPORATION

By:	/s/ Quanfeng Wang
Quanfeng Wang, Chief Executive Officer

EXECUTIVE
/s/ Chipin Tuan
Chipin Tuan

China Bio-Immunity Corporation - Employment Agreement